                    SECOND AMENDMENT DATED . NOVEMBER 1998

                                      TO

                  FACILITIES AGREEMENT DATED 30 OCTOBER 1997


THIS SECOND AMENDMENT (this "AMENDMENT") is dated . November 1998 and entered into by and among:

(1) CHIREX (HOLDINGS) LIMITED, a limited company organised under the laws of England with registered number 3080257 with its registered office at Dudley, Cramlington, Northumberland NE23 7QG (the "BORROWER")

(2) BANKERS TRUST INTERNATIONAL PLC and MIDLAND BANK PLC, as Joint Arrangers ("JOINT ARRANGERS")

(3) BANKERS TRUST COMPANY, as Agent ("AGENT")

(4) BANKERS TRUST COMPANY, as Security Agent ("SECURITY AGENT")

(5) the Lenders referred to in the Facilities Agreement, as defined below (the "LENDERS"); and

(6) for purposes of Section 5 hereof, CHIREX INC., a corporation organised under the laws of the State of Delaware with its principal office at 300 Atlantic Street, Suite 402, Stamford, CT 06901, U.S.A., CHIREX (DUDLEY) LIMITED, a limited company organised under the laws of England with registered number 857670 with its registered office at Dudley, Cramlington, Northumberland NE23 7QG, and CHIREX (ANNAN) LIMITED, a limited company organised under the laws of England with registered number 3417229 with its registered office at Dudley, Cramlington, Northumberland NE23 7QG, each as Guarantors ("GUARANTORS").



                                    RECITALS


    WHEREAS, the parties listed above, among others, are parties to that certain GBP 62,000,000 Facilities Agreement dated 30 October 1997 as amended by the First Amendment dated 30 July, 1998 (as such Facilities Agreement may be amended, novated or supplemented from time to time, the "FACILITIES AGREEMENT"). Capitalised terms used in this Amendment without definition shall have the same meanings herein as set forth in the Facilities Agreement;

    WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Facilities Agreement;

    NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein and the receipt of (Pounds)1, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

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

1   AMENDMENTS

    1.1 Clause 1.1 of the Facilities Agreement is hereby amended by adding the following proviso at the end of the definition of "Margin" therein:

    "Provided that, notwithstanding the above, the Margin shall be 2.00% from the Second Amendment Effective Date until 31st December 1999, subject to the Agent and NatWest, acting on the instructions of the Majority Banks reviewing the level of the Margin (with a view to maintaining the Margin or reducing it but without prejudice to the Lender's rights under the Facilities Agreement) on a quarterly basis prior to 31 December 1999 and subject to this proviso having no further force and effect after 31 December 1999".

    1.2 Clause 13.4.1(b) of the Facilities Agreement is hereby amended by deleting the clause in its entirety and substituting the following therefor:

        "(b)    MINIMUM INTEREST COVERAGE RATIO
         ----

                ChiRex Inc. shall maintain, as of the end of each Accounting Quarter to occur during the periods shown below, an Interest Coverage Ratio of not less than the minimum Interest Coverage Ratio shown below:

                ---------------------------------------------------------------
                PERIOD                            MINIMUM INTEREST COVERAGE
                                                          RATIO
                ===============================================================

                1 October 1998 to 31 December 1998          3.0:1
                Thereafter                                  3.5:1
                ---------------------------------------------------------------

    1.3 Clause 13.4.1(c) of the Facilities Agreement is hereby amended by the addition of the following paragraph (iii) at the end of the existing paragraph (ii):

        (iii) when testing Total Debt for the purposes of testing the covenants in Clauses 13.4.1(a) and (b) of the Facilities Agreement, any sum standing to the credit of any account of any Obligor on any date of determination will be taken into account to reduce the calculation of the Financial Indebtedness of that Obligor, subject to the Borrower complying with the provisions of Clause 9.2 below.

2        REPRESENTATIONS AND WARRANTIES

         Each of the Borrower and the Guarantors hereby represents and warrants to the Agent and the Lenders that:

         2.1 as of the date hereof, assuming that the amendments contained herein have been effected there exists no Event of Default or Potential Event of Default under the Facilities Agreement, and after giving effect to this Amendment, there will exist no Event of Default or Potential Event of Default under the Facilities Agreement;

         2.2 all representations and warranties contained in the Facilities Agreement and the other Finance Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

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

       2.3 as of the date hereof, the Borrower has performed all agreements to be performed on its part as set forth in the Facilities Agreement;

       2.4 it is duly organised and validly existing under the laws of the jurisdiction of its organisation, and has all necessary power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby;


       2.5 neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated hereby, violates
                (i) any law, regulation, decree or other legal restriction applicable to it, (ii) its charter, by-laws or other constitutional documents or (iii) any instrument or agreement to which it or any of its assets is subject or by which it is bound;

       2.6 there is no legal requirement of any governmental authority (including any requirement to make any declaration, filing or registration or to obtain any consent, approval, license or order) which is necessary to be met by it in connection with its execution, delivery or performance of this Amendment; and

       2.7 this Amendment has been duly authorised, executed and delivered on its behalf and this Amendment, the Facilities Agreement, as amended by this Amendment, and the other Finance Documents to which it is a party constitute its legal, valid and binding obligation, enforceable against it in accordance with their terms, except as limited by the Reservations.

3      COUNTERPARTS; EFFECTIVENESS

       3.1 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

       3.2 This Amendment shall become effective on the date (the "SECOND AMENDMENT EFFECTIVE DATE") when the conditions have been satisfied that (i) each of the Borrower, the Guarantors, the Agent, the Security Agent and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent, (ii) the Borrower shall have delivered to the Agent favourable opinions of Cravath, Swaine & Moore, U.S. legal advisers to the ChiRex Group, and Dibb Lupton Alsop, English legal advisers to the ChiRex Group, in each case addressed to the Agent and the Lenders, dated the effective date of this Amendment and in form and substance satisfactory to the Agent.

       3.3 On and after the Second Amendment Effective Date, each reference in the Facilities Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Facilities Agreement, and each reference in the other Finance Documents to the "Facilities Agreement", "thereunder", "thereof" or words of like import referring to the Facilities Agreement shall mean and be a reference to the Facilities Agreement as amended by the first Amendment Agreement, and by this Amendment.

       3.4 This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Facilities Agreement, any provision of

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

                any other Finance Document or any right, power or remedy of the Agent or any Lender under the Facilities Agreement shall remain in full force and effect and is hereby ratified and confirmed.

       3.5 Clause headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes or be given any substantive effect.

4      GOVERNING LAW; JURISDICTION

       4.1 This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of England.

       4.2 Each Guarantor and Borrower hereby ratifies and confirms the application of the provisions of Clause 30 of the Facilities Agreement to this Amendment.

5      ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

       Each of the Guarantors hereby acknowledges that it has read this Amendment and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under its respective Guarantee shall not be impaired or affected and such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

6      WAIVER

       6.1 PERMANENT WAIVER

           6.1.1 This waiver contained in this Clause 6 shall supersede the Limited Waiver dated 23 October 1998, by which the Lenders waived compliance with certain provisions of the Facilities Agreement during the period beginning 23 October 1998 and ending on 8 December 1998 (the "OCTOBER LIMITED WAIVER") in its entirety and the October Limited Waiver shall have no further force or effect from and after the Second Amendment Effective Date.

           6.1.2 Subject to the other terms and conditions set forth herein and in reliance on the representations and warranties of the Borrower herein contained, Lenders hereby waive, with effect solely from the Second Amendment Effective Date and in perpetuity thereafter, any Event of Default under Clause
                   14.1.2 of the Facilities Agreement to the extent, and only the extent, resulting from ChiRex Inc.'s failure to maintain
                   (a) a Total Debt/EBITDA Ratio for the respective periods from 1 July 1998 to 30 September 1998 and 1 August 1998 to 31 October 1998 not exceeding 4.75:1 in each case; and (b) an Interest Coverage Ratio as of the end of the Accounting Quarter ending 30 September 1998 not less than 3.0:1.

           6.1.3 The Borrower hereby agrees (i) to deliver the consolidated monthly management accounts for each successive fiscal month ending during the period from the Second Amendment Effective Date until 31 December 1999 (the "MONITORING PERIOD") and referred to in Clause 13.3.4 (c) (including the information required by the proviso to Clause 13.3.4 as it relates to paragraph (c) of such clause) of the Facilities Agreement, together with the certificate

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

                   required in respect thereof under Clause 13.3.5 of the Facilities Agreement, not later than the 21st day of the following month, and (ii) during each successive week beginning during the Monitoring Period, a forecast of consolidated cash flow for the ChiRex Group to include for weeks 1 and 2 an analysis of all material receipts and payments with appropriate commentary as to the timing and nature of such receipts and payments and an analysis of the timing of and likely amounts of Drawdowns to be made and for each of the succeeding 3 weeks in form and substance satisfactory to the Agent and National Westminster Bank plc ("NATWEST"). Time is of the essence in the Borrower's obligations under this Clause 6.1.3 and any failure by the Borrower to comply with this Clause 6.1.3 in a full and timely basis shall be an Event of Default under the Facilities Agreement.

           6.1.4 Subject to the other terms and conditions set forth herein and in reliance on the representation and warranties of the Borrower herein contained, the Lenders hereby agree with effect solely from the Second Amendment Effective Date that the obligation of the Borrower under Clause 6.1.1 of the Facilities Agreement to make a repayment of (Pounds)4,444,444.44 on the 31 December 1998 Repayment Date (the "DECEMBER AMORTISATION") in respect of the Tranche A Term Loan shall be deferred to the date which is eighteen months after the Second Amendment Effective Date (the "REVISED PAYMENT DATE") subject to the provisions of Clause
                   9.1 below, and the operation of the cash sweep mechanism.

6.2        LIMITATION OF WAIVER

           Without limiting the generality of the provisions of Clauses 22 or 26 of the Facilities Agreement, the waiver set forth above shall be limited precisely as written, and nothing in this Clause 6 shall be deemed to:

           6.2.1 constitute a waiver of any other term, provision or condition of the Facilities Agreement or any other instrument or agreement referred to therein or otherwise; or

           6.2.2 prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Facilities Agreement or any other instrument or agreement referred to therein.

                   Except as expressly set forth therein, the terms, provisions and conditions of the Facilities Agreement and the other Finance Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

6.3        FINANCE PARTY EXPENSES; CERTAIN AGENCY MATTERS

           6.3.1 Without limitation to Clauses 11 (Fees, Expenses and Stamp Duties) and 27 (Indemnities) of the Facilities Agreement but without duplication, the Borrower hereby agrees that it will on demand pay and reimburse, on the basis of a full indemnity, all reasonable costs and expenses (including reasonable accounting, legal and engineering consultancy fees and expenses, recordation fees and other out-of-pocket expenses, including for the avoidance of doubt the professional fees of Ernst & Young and Linklaters & Paines, and any VAT or
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

                   other similar Tax on any of the foregoing) incurred by the Agent, the Security Agent or NatWest in connection with:

           (a) this Amendment and any subsequent variation, recordation, amendment, supplement, restatement, waiver, consent or suspension of rights (or any proposal for any of the same or negotiations in connection with the same) relating to any of the Finance Documents (and documents, matters or things referred to therein); and

           (b) the investigation of the prospects, financial condition, business, assets and/or revenues of the Borrower, its subsidiaries and its affiliates.

           6.3.2 Each Lender reaffirms the appointment of NatWest to act as its representative in assisting the Agent and otherwise in investigating the prospects, financial condition, business, assets and revenues of the Borrower, its subsidiaries and its affiliates, and agrees that NatWest shall be entitled in such capacity to the benefits of Clause 16 (including without limitation the indemnities therein and exculpatory provisions thereof) of the Facilities Agreement as if references to the Agent therein were also to NatWest, mutatis mutandis.

7          KEY PERFORMANCE INDICATORS

           The parties to this Amendment hereby agree as follows:

           7.1 Ernst & Young, in consultation with the Borrower will establish criteria ("KEY PERFORMANCE INDICATORS") within 7 days from the Second Amendment Effective Date, which the Agent will use to monitor the performance of the Borrower in meeting its obligations under the Facilities Agreement.

           7.2 For the purposes of this sub-clause the Agent and NatWest act at all times on the instructions of the Majority Lenders and after receiving the advice of Ernst & Young. If the Agent and NatWest determine, save in the case of manifest error, that the Borrower has breached Key Performance Indicators, and in the reasonable opinion of the Agent and NatWest, the breaches of those Key Performance Indicators indicate that the Borrower is likely to breach the terms and conditions of the Facilities Agreement, in any material way then the Agent and NatWest, will request that the Borrower provide an explanation as to either why it believes the terms and conditions of the Facilities Agreement will not be materially breached and/or or what steps the Borrower is taking to avoid such material breach and the Agent and NatWest will agree to consider any such explanation in good faith but if the Agent and NatWest are not satisfied with such explanation or no such explanation is provided within a reasonable period of being requested, the Agent and NatWest may take such action as they think fit to enforce their rights under the Facilities Agreement.

           7.3 No amendment will be made to the Key Performance Indicators except as agreed by NatWest and the Agent, acting on the instructions of the Majority Banks.

8          FEES

           In consideration of the amendments to the Facilities Agreement made pursuant to Clause 1 above and the waiver and modification agreed by the Lenders pursuant to Clauses 6.1.2 and

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

           6.1.4 above, the Borrower agrees to pay to the Agent for the account of each Lender, the following (together the "SECOND AMENDMENT FEES"):

           8.1 an amendment fee of (Pounds)810,000 to be paid on 30 June 1999;
               and

           8.2 an additional monitoring fee of (Pounds)240,000 in total;

           the first payment of (Pounds)120,000 to be due on the Second Amendment Effective Date but payment to be deferred until the earlier of (i) the date upon which a restructuring or refinancing as described in Clause 9.3 below is effected by the Borrower in which case the second payment of (Pounds)120,000 shall never become payable or (ii) 31 March 1999;

           and the second payment of (Pounds)120,000 to be due on 1 April 1999 but payment to be deferred until the earlier of (i) the date upon which a restructuring or refinancing as described in Clause 9.3 below is effected by the Borrower or (ii) 30 June 1999;

           with each payment of (Pounds)120,000 being apportioned as follows:
           and


                        APPOINTMENT OF MONITORING FEE PER QUARTER

           (Pounds) 30,000                    to The Agent

           (Pounds) 30,000                    to NatWest

           (Pounds) 60,000                    ((Pounds)6,000 to each Lender)

           (Pounds)120,000                    TOTAL

           8.3  the fees payable pursuant to Clause 9.4 below.

                Notwithstanding the above, the Borrower hereby confirms that the Fees Letter from the Agent to the Borrower dated 23 October 1998 (the "WAIVER FEES LETTER"), remains in full force and effect, notwithstanding the supersession of the October Limited Waiver by Clause 6 of this Amendment, except that for the purposes of the Waiver Fees Letter and from the Second Amendment Effective Date, the references to

                   (i) "Limited Waiver" therein shall refer to this Amendment and

                  (ii) the Facility Agreement dated 30 October 1997 as amended by the First Amendment dated 30 July 1998 shall refer to the Facilities Agreement as further amended by this Amendment.

9          CASH SWEEP AND UNDERTAKINGS

           9.1 The Borrower undertakes

                   (i) to put into effect by 1 January 1999 a cash sweep mechanism (on terms to be agreed between the Borrower and Ernst & Young within 7 days of the Second Amendment Effective Date which are satisfactory to NatWest and the Agent acting on the instructions of the Majority Lenders) to the intent that any cash generated as a result of such mechanism and received by the Agent shall be applied by the Agent

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

                           against the December Amortisation prior to the Revised Payment Date; and

                  (ii) to repay in full the December Amortisation, including all principal, interest and any other sums then due or owing in respect of the December Amortisation whether by cash sweep mechanism or otherwise, by the Revised Payment Date; and

                 (iii) to pay any sums due owing or incurred pursuant to this agreement, including but not limited to those sums becoming due under Clauses 6.3 and 8 above, on the due date for payment.

           9.2 If on a Repayment Date relating to repayment of Advances under the Tranche B Multicurrency Revolving Facility, which is also a date of determination for the purposes of calculating Total Debt in accordance with the financial covenants at Clauses 13.4.1(a) and (b), there are sums standing to the credit of the Borrower's account which are taken into account in reducing the Borrower's Financial Indebtedness as part of the testing of Total Debt but which have not been paid to the Agent on that Repayment Date, the Borrower undertakes to pay such sums to the Agent, on the next Business Day following the relevant Repayment Date.

          9.3 The Borrower undertakes that by 31 December 1999 it will use its reasonable endeavours to either:

               9.3.1 enter into an agreement providing for the effective restructuring of the Facilities on terms acceptable to NatWest and the Agent acting on the instructions of the Majority Banks; or

               9.3.2 refinance all sums outstanding pursuant to the Facilities (including any sums, costs, expenses and fees payable pursuant to the Facilities Agreement in particular but not limited to the Second Amendment Fees and fees payable under the Waiver Fees Letter);

          9.4 Furthermore, in any event (i) if such restructuring or refinancing has not been effected by the Borrower by 30 June 1999, the Borrower shall pay a further fee of (Pounds)250,000 to the Agent for the account of each Lender such sum to become due and immediately payable on 30 September 1999 and (ii) if such restructuring or refinancing has not been effected by the Borrower by 30 September 1999, the Borrower shall pay a further fee of (Pounds)250,000 to the Agent for the account of each Lender such sum to become due and immediately payable on 31 December 1999 and (iii) if such restructuring or refinancing has not been effected by the Borrower by 31 December 1999 the Borrower agrees that it will discuss with the Agent and NatWest acting on the instructions of the Majority Lenders the level of further fees payable thereafter.

          9.5 Any failure by the Borrower to fulfil its undertakings under Clauses 9.1, 9.2 and 9.4 (i) and (ii) above (including undertakings to make payments) in full and at or by the times indicated above shall constitute an Event of Default.

10        SECURITY ISSUES

          Each of the Borrower and the Guarantors undertake that within 21 days of the Second Amendment Effective Date:

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

          10.1 they will execute an agreement subordinating all indebtedness between companies forming part of the ChiRex Group to the sums owing pursuant to the Facilities Agreement; and

          10.2 (unless they are able to satisfy the Agent and NatWest acting reasonably on the instructions of the Majority Banks that there are valid legal and/or commercial reasons for not doing so; the Agent and NatWest to notify the Borrower and the Guarantors of the decision in writing) they will procure that ChiRex America Inc. and ChiRex Technology Center Inc. become Guarantors pursuant to the Facilities Agreement and that ChiRex America Inc. will provide security in respect of any Intellectual Property owned by it, in form and substance acceptable to the Security Trustee and NatWest; and

          10.3 they will procure that the relevant companies forms 403a are filed at Companies House in relation to the following charges granted in favour of Midland Bank plc by the Borrower:

                ---------------------------------------------------------------
                DATE OF CHARGE                         TYPE OF CHARGE
                ===============================================================
                10/8/95                                Fixed and Floating Charge

                30/11/95                               Pledge Agreement over
                                                       Share Capital in Alice
                                                       Dudley Limited ("Dudley")
                ---------------------------------------------------------------

          10.4 they will procure that the Articles of Association of ChiRex (Dudley) Limited and ChiRex (Annan) Limited will be amended to remove the provision that grants their Directors an absolute discretion to refuse to register transfers of shares.

          10.5 Any failure by the Borrower and the Guarantors to fulfil their undertakings under this Clause 10 in full and at or by the times indicated above shall constitute an Event of Default.

11        AGENTS APPLICATION OF FEES

          If any fees are paid to the Agent by the Borrower in accordance with Clauses 8 and 9.3 above, the Agent agrees to pay such sums as are for the account of each Lender to that Lender within 2 business days of receipt by the Agent of such fees.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorised as of the date first written above.


CHIREX (HOLDINGS) LIMITED, in its capacity as the Borrower


By: (s)

Print Name:

Title:

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

CHIREX INC., in its capacity as a Guarantor


By: (s)

Print Name:

Title:

CHIREX (DUDLEY) LIMITED, in its capacity as a Guarantor


By: (s)

Print Name:

Title:

CHIREX (ANNAN) LIMITED, in its capacity as a Guarantor


By: (s)

Print Name:

Title:

BANKERS TRUST INTERNATIONAL PLC, in its capacity as a Joint Arranger


By: (s)

Print Name:

Title:

MIDLAND BANK PLC, in its capacity as a Joint Arranger and a Lender


By: (s)

Print Name:

Title:

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

BANKERS TRUST COMPANY, in its capacities as a Lender, Agent and Security Agent


By: (s)

Print Name:

Title:

THE GOVERNOR AND COMPANY OF
BANK OF IRELAND, in its capacity as a Lender


By: (s)

Print Name:

Title:

BANQUE ET CAISSE D'EPARGNE DE L'ETAT, in its capacity as a Lender


By: (s)

Print Name:

Title:


By: (s)

Print Name:

Title:

DE NATIONALE INVESTERINGSBANK N.V., in its capacity as a Lender


By: (s)

Print Name:

Title:


By: (s)

Print Name:

Title:

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

IKB DEUTSCHE INDUSTRIEBANK AG, in its capacity as a Lender


By: (s)

Print Name:

Title:


By: (s)

Print Name:

Title:


AIB CAPITAL MARKETS PLC, in its capacity as a Lender


By: (s)

Print Name:

Title:


MITSUBISHI TRUST & BANKING CORPORATION, in its capacity as a Lender


By: (s)

Print Name:

Title:


COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE, in its capacity as a
Lender


By: (s)

Print Name:

Title:

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

By: (s)

Print Name:

Title:


NATIONAL WESTMINSTER BANK PLC, in its capacity as a Lender


By: (s)

Print Name:

Title:

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